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                                                                      EXHIBIT 11

                       TRO LEARNING, INC. AND SUBSIDIARIES
                     COMPUTATION OF INCOME (LOSS) PER SHARE
                      AND EQUIVALENT SHARE OF COMMON STOCK

                (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                                          THREE MONTHS                  NINE MONTHS
                                                                         ENDED JULY 31,                ENDED JULY 31,
                                                                   -----------------------       -----------------------
                                                                     1996           1995           1996           1995
                                                                   --------       --------       --------       --------
AVERAGE SHARES OUTSTANDING:

1.   Weighted average number of shares of common stock
       outstanding during the period . . . . . . . . . . . .          6,138          6,066          6,106          6,065

2.   Net additional shares assuming stock
       options exercised . . . . . . . . . . . . . . . . . .            575            210             --             --
                                                                   --------       --------       --------       --------
3.   Weighted average number of shares and equivalent
       shares of common stock outstanding during
       the period. . . . . . . . . . . . . . . . . . . . . .          6,713          6,276          6,106          6,065
                                                                   --------       --------       --------       --------
                                                                   --------       --------       --------       --------
INCOME (LOSS):

4.   Net loss. . . . . . . . . . . . . . . . . . . . . . . .       $    725       $    546       $ (1,312)      $   (696)
                                                                   --------       --------       --------       --------
                                                                   --------       --------       --------       --------
PER SHARE AMOUNTS:

Net loss (line 4/line 3) . . . . . . . . . . . . . . . . . .       $   0.11       $   0.09       $  (0.21)      $  (0.11)
                                                                   --------       --------       --------       --------
                                                                   --------       --------       --------       --------
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